ARTICLES SUPPLEMENTARY
TO THE
ARTICLES OF INCORPORATION
OF
SPIRIT OF AMERICA INVESTMENT FUND, INC.

Spirit of America Investment Fund, Inc., a Maryland corporation (the “Corporation”) having its principal office in Syosset, New York, hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Immediately prior to the filing of these Articles Supplementary, the total number of shares of all classes of capital stock which the Corporation had authority to issue was four billion five hundred million (4,500,000,000) shares, having a par value of one-tenth of one cent ($0.00l) per share, with such capital stock having an aggregate par value of four million five hundred thousand dollars ($4,500,000).

THIRD: Heretofore, the shares of authorized capital stock of the Corporation were classified as, and allocated to, eighteen separate classes as follows:

Name of Class	Number of Shares of Capital Stock Classified and Allocated
Spirit of America Real Estate Income and Growth Fund - Class A Shares	250,000,000
Spirit of America Real Estate Income and Growth Fund - Class C Shares	250,000,000
Spirit of America Real Estate Income and Growth Fund - Institutional Shares	250,000,000
Spirit of America Large Cap Value Fund – Class A Shares	250,000,000
Spirit of America Large Cap Value Fund – Class C Shares	250,000,000
Spirit of America Large Cap Value Fund – Institutional Shares	250,000,000
Spirit of America Municipal Tax Free Bond Fund – Class A Shares	250,000,000
Spirit of America Municipal Tax Free Bond Fund – Class C Shares	250,000,000
Spirit of America Municipal Tax Free Bond Fund – Institutional Shares	250,000,000
Spirit of America Income Fund – Class A Shares	250,000,000
Spirit of America Income Fund – Class C Shares	250,000,000
Spirit of America Income Fund – Institutional Shares	250,000,000
Spirit of America Income & Opportunity Fund – Class A Shares	250,000,000
Spirit of America Income & Opportunity Fund – Class C Shares	250,000,000
Spirit of America Income & Opportunity Fund – Institutional Shares	250,000,000
Spirit of America Energy Fund – Class A Shares	250,000,000
Spirit of America Energy Fund – Class C Shares	250,000,000
Spirit of America Energy Fund – Institutional Shares	250,000,000

FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation at a meeting duly convened and held on January 24, 2023, adopted resolutions which: (i) increased the aggregate number of shares of capital stock the Corporation is authorized to issue from four billion five hundred million (4,500,000,000) shares to five billion two hundred fifty million (5,250,000,000) shares; (ii) established and designated new classes of shares, Spirit of America Utilities Fund – Class A

Shares, Spirit of America Utilities Fund – Class C Shares and Spirit of America Utilities Fund – Institutional Shares, together representing investment in a separate pool of securities; and (iii) allocated authorized shares to such classes in the following manner:

Name of Class	Number of Shares of Capital Stock Classified and Allocated
Spirit of America Utilities Fund – Class A Shares	250,000,000
Spirit of America Utilities Fund – Class C Shares	250,000,000
Spirit of America Utilities Fund – Institutional Shares	250,000,000

FIFTH: After giving effect to the actions of the Board of Directors to increase the number of shares of capital stock and establish and designate the new classes, the total number of shares of capital stock which the Corporation has authority to issue is five billion two hundred fifty million (5,250,000,000) shares, having a par value of one-tenth of one cent ($0.00l) per share, with such capital stock having an aggregate par value of five million two hundred fifty thousand dollars ($5,250,000), and such shares of authorized capital stock are classified as, and allocated to, twenty-one separate classes as follows:

Name of Class	Number of Shares of Capital Stock Classified and Allocated
Spirit of America Real Estate Income and Growth Fund - Class A Shares	250,000,000
Spirit of America Real Estate Income and Growth Fund - Class C Shares	250,000,000
Spirit of America Real Estate Income and Growth Fund - Institutional Shares	250,000,000
Spirit of America Large Cap Value Fund – Class A Shares	250,000,000
Spirit of America Large Cap Value Fund – Class C Shares	250,000,000
Spirit of America Large Cap Value Fund – Institutional Shares	250,000,000
Spirit of America Municipal Tax Free Bond Fund – Class A Shares	250,000,000
Spirit of America Municipal Tax Free Bond Fund – Class C Shares	250,000,000
Spirit of America Municipal Tax Free Bond Fund – Institutional Shares	250,000,000
Spirit of America Income Fund – Class A Shares	250,000,000
Spirit of America Income Fund – Class C Shares	250,000,000
Spirit of America Income Fund – Institutional Shares	250,000,000
Spirit of America Income & Opportunity Fund – Class A Shares	250,000,000
Spirit of America Income & Opportunity Fund – Class C Shares	250,000,000
Spirit of America Income & Opportunity Fund – Institutional Shares	250,000,000
Spirit of America Energy Fund – Class A Shares	250,000,000
Spirit of America Energy Fund – Class C Shares	250,000,000
Spirit of America Energy Fund – Institutional Shares	250,000,000
Spirit of America Utilities Fund – Class A Shares	250,000,000
Spirit of America Utilities Fund – Class C Shares	250,000,000
Spirit of America Utilities Fund – Institutional Shares	250,000,000

SIXTH: The terms of the shares of each class of capital stock designated above are as set forth in the Corporation’s Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 15, 1997, as amended by Articles Supplementary filed February 27, 2001, Articles of Amendment filed on July 18, 2002, Articles Supplementary filed on July 19, 2002, Articles of Amendment filed on June 19, 2006, Articles Supplementary filed on September 26, 2007, Articles Supplementary filed on December 23, 2008, Articles Supplementary filed on July 11, 2014, Articles Supplementary filed on July 11,

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2014, Articles Supplementary filed on April 22, 2016 and Articles Supplementary filed on April 1, 2020.

SEVENTH: Each Class A Share, Class C Share and Institutional Share of the Spirit of America Utilities Fund shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other shares of common stock of the Corporation. On each matter submitted to a vote of stockholders of the Corporation, each holder shall be entitled to one vote for each share standing in his name on the books of the Corporation; provided, however, that shares of each respective class of shares of the Spirit of America Real Estate Fund, Spirit of America Value Fund, Spirit of America Bond Fund, Spirit of America Income Fund, Spirit of America Income & Opportunity Fund, Spirit of America Energy Fund and Spirit of America Utilities Fund shall be entitled to a separate vote as to any matter with respect to which a separate vote by portfolio is required by the Investment Company Act of 1940 or the Maryland General Corporation Law.

EIGHTH: The classification described herein was effected by the Board of Directors of the Corporation pursuant to a power contained in Section 7(1)(c) and 7(1)(d) of the Corporation’s Articles of Incorporation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned President of Spirit of America Investment Fund, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, and the undersigned Chief Compliance hereby attests to the signature of the President of the corporation, and hereby acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date: January 26, 2023	By: /s/ David Lerner
David Lerner, President
Attest: /s/ Joseph C. Pickard
Name: Joseph Pickard Title: Chief Compliance Officer

Subscribed and sworn to before me this 26th day of January, 2023.

/s/ Colleen Zukowski
Notary Public – State of New York Colleen Joan Zukowski No. #01ZU6300850 Qualified in Suffolk County Commission Expires: 04/07/2026

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